UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C.  20549

                             FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   GK INTELLIGENT SYSTEMS, INC.
  -------------------------------------------------------------
      (Exact name of registrant as specified in its charter)

                  Delaware                           76-0513297
                 ----------                         ------------
     (State or other jurisdiction                  (IRS Employer
     of incorporation or organization)             Identification No.)

      432 Park Avenue South, 2nd Floor, New York, NY 10016
                    Telephone:  (646) 437-3614
       ---------------------------------------------------
       (Address, Including Zip Code and Telephone Number, of Principal Executive Offices)

                 CORPORATE CONSULTING AGREEMENTS
                 --------------------------------
                     (Full Title of the Plan)

                         Gary F. Kimmons
                    Chief Executive Officer
      432 Park Avenue South, 2nd Floor, New York, NY 10016
                    Telephone:  (646) 437-3614
           --------------------------------------------
               (Name, Address and Telephone Number,
            including Area Code, of Agent for Service)

                      CALCULATION OF REGISTRATION FEE

Title of each                      Proposed maximum  Proposed maximum    Amount
class of securities  Amount to be  offering price    aggregate offering  of registration
to be registered     registered    per share         price               fee
-----------------------------------------------------------------------------------------
Common Stock,
$.001 Par Value      44,000,000    $0.01             $440,000            $51.79
-----------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) The price of $0.01 per share, which was the average of the high and low prices of the Registrant's Common Stock, as reported on the Over-The-Counter Bulletin Board on March 24, 2005 is set forth solely for purposes of calculating the registration fee pursuant to Rule
     457(c) of the Securities Act of 1933, as amended.


                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

Pursuant to the Note to Part I of the Form S-8, the information required by
Part I is not filed with the Securities and Exchange Commission.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Registrant will provide without charge to each person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to GK INTELLIGENT SYSTEMS, Inc., 432 Park Avenue South, 2nd Floor, New York, NY 10016.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference in this registration statement.

     a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, as amended, filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB, as amended, referred to in (a) above.

     c) The description of the common stock, $.001 par value per share (the "Common Stock") of the Registrant is contained in the Registrant's annual report on Form 10-KSB.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.  The class of securities to be offered is registered under
Section 12 of the Exchange Act.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

No expert or counsel will receive a direct or indirect interest in our company or was our promoter, underwriter, voting trustee, director or officer or employee. Nor does any expert or counsel have any contingent based agreement with us or any other interest in or connection to us.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article IX of our Amended and Restated Certificate of Incorporation provides that members of our Board of Directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

     . for any breach of the director's duty of loyalty to the corporation or its stockholders;
     . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     . under Section 174 of the General Corporation Law of the State of Delaware (relating to distributions by insolvent corporations); or
     . for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and By-laws also provide that we may indemnify our directors and officers to the fullest extent permitted by Delaware law. A right of indemnification shall continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our Certificate of Incorporation and By-laws will not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our Certificate of Incorporation, By-laws, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.   Description
------------  -----------

4.1           Opinion of Amy Trombly, Esq.

10.1 Employment Agreement between the Registrant, RS Entertainment, Inc., and William R. Slaughter, dated February 28, 2005.

10.2 Consulting Agreement between the Registrant and Randall Hicks, dated March 21, 2005.

10.3 Employment Agreement between the Registrant, RS Entertainment, Inc., and Ronald C. Rodgers, dated February 28, 2005.

23.1          Consent of HJ & Associates, LLC.

23.2          Consent of Counsel (included in Exhibit 5.1 hereto).


ITEM 9.  UNDERTAKINGS.

(a)     The  Registrant  hereby  undertakes:

     1. To file, during any period in which it offers or sells securities are being made, a post-effective amendment to this registration statement to:

          (i) Include any additional or changed material information with respect to the plan of distribution.

     2. For determining liability under the Securities Act of 1933, that each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on the 30th day of March, 2005.

                                  GK INTELLIGENT SYSTEMS, INC.


                                  By:  /s/  Gary F. Kimmons
                                       ---------------------------
                                       Gary F. Kimmons
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

               TITLE                                     DATE
               -----                                     ----

/s/  Gary F. Kimmons
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Chairman of the Board,                               March 30, 2005
Chief  Executive  Officer,
Chief Financial Officer
and President


/s/ Dick Meador                                      March 30, 2005
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Dick Meador
Director


/s/  Kathryn Kimmons                                 March 30, 2005
---------------------------
Kathryn Kimmons
Secretary and Director